UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 30, 2004

VERITAS Software Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-26247	77-0507675

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

350 Ellis Street, Mountain View, California		94043

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (650) 527-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On August 31, 2004, VERITAS Software Corporation (the “Company”) issued a press release announcing that it has reached a definitive agreement to acquire KVault Software Limited (“KVS”) in an all cash transaction valued at approximately $225 million. The agreement was executed by the Company and KVS on August 30, 2004. The transaction has received necessary approvals from the Company and KVS, but remains subject to customary closing conditions, including third party and governmental consents. The parties anticipate completing the transaction by the end of September 2004. A copy of the press release, dated as of August 31, 2004, entitled “VERITAS to Acquire E-mail Archiving Leader KVS,” is filed as Exhibit 99.01 to this Current Report and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit
Number	Exhibit Title or Description
99.01	Press release entitled “VERITAS to Acquire E-mail Archiving Leader KVS,” dated August 31, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITAS Software Corporation
/s/ John F. Brigden
John F. Brigden
Date: September 1, 2004	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit
Number	Exhibit Title or Description
99.01	Press release entitled “VERITAS to Acquire E-mail Archiving Leader KVS,” dated August 31, 2004.